LSB Industries, Inc.                EXHIBIT 22.1
                            Subsidiary Listing
                         Revised November 1, 1995


LSB INDUSTRIES, INC.

     Prime Financial Corporation
          Tower IV Corporation (formerly known as LSB Leasing
            Corp.)
          Northwest Financial Corporation
          Northwest Capital Corporation
          Northwest Energy Enterprises, Inc.
          Tower Land Development Corp.

     LSB Holdings, Inc.
          LSB Nitrogen Corporation (formerly known as
            LSB Import Corp.)
          LSB South America Corporation
          LSB-Europa Limited
            Climate Mate, Inc.
          Equipos Climatec S.A. de C.V. (97% stock ownership)
          LSB Indonesia Corporation (formerly known as LSB
            Corporation)
          Summit Machine Tool Inc. Corp.
               Saffron Corporation
               Explosives Equipment Corp.
                    Clipmate Corporation (20% held by Waldock and Starrett)
               Equipos Climatec S.A. de C.V. (1% stock ownership) LSB International Corp.
               Equipos Climatec S.A. de C.V. (1% stock ownership) L&S Automotive Technologies, Inc. (formerly known as
            L&S Automotive Products Co.)
          Climatex, Inc.
          Total Energy Systems Limited
               Total Energy Systems (NZ) Ltd.
          LSB Financial Corp.
               Equipos Climatec S.A. de C.V. (1% stock ownership) Aerobit Industries, Limited (7.98% held by Horovitz and
            Landsome)
          Climate Master International Limited
          The Environmental Group International Limited
          ROL-BIT Ltd. (5% held by Horovitz)


CHEMICAL BUSINESS

     LSB Chemical Corp.
          El Dorado Chemical Company
               Slurry Explosive Corporation
          DSN Corporation
          Universal Tech Corporation
AUTOMOTIVE PRODUCTS BUSINESS

     L&S Bearing Co.
     L&S Automotive Products Co. (formerly known as LSB Bearing
          Corp.)
          International Bearings, Inc.
     LSB Extrusion Co.
     Rotex Corporation
     Tribonetics Corporation


INDUSTRIAL PRODUCTS BUSINESS

     Summit Machine Tool Systems, Inc.
     Summit Machine Tool Manufacturing Corp.
     Hercules Energy Mfg. Corporation
          Morey Machinery Manufacturing Corporation (formerly known as Fertilizer Equipment Corp.) (10% held by Jonathon Morey)

ENVIRONMENTAL BUSINESS

     The Environmental Group, Inc.
     International Environmental Corporation
     Climate Master, Inc.
     CHP Corporation
          Koax Corp.
     APR Corporation


1\entities\lsb_7.sub